EXHIBIT 99.1
Commitment Letter
March 22, 2006
Brazos Private Equity Partners, LLC
100 Crescent Court, Suite 1777
Dallas, TX 75201

Attention:	Patrick K. McGee
Principal
Ladies and Gentlemen,
You have advised National City Bank (“National City”) that a new corporation (the “Borrower”) formed by Brazos Private Equity Partners, LLC (“Brazos”) intends to purchase the stock (the “Acquisition”) of Morton Industrial Group, Inc. In connection therewith, you have requested that National City arrange and syndicate senior credit facilities in an aggregate amount of $62,000,000 (the “Credit Facilities”) as described in the attached Summary of Terms and Conditions (the “Term Sheet”), that National City commit to provide the entire principal amount of the Credit Facilities and that National City serve as lead arranger and administrative agent (in such capacity, the “Agent”) for the Credit Facilities. References herein to the “Transaction” shall include the financings described herein, the Acquisition and all other transactions related to the foregoing.
National City is pleased to advise you of our commitment (the “Commitment”) to provide the entire amount of the Credit Facilities upon the terms and subject to the conditions set forth or referred to in this commitment letter (this “Commitment Letter”) and in the fee letter dated the date hereof and delivered herewith (the “Fee Letter”) and the Term Sheet.
National City will act as the exclusive agent, lead arranger and book manager for the Credit Facilities, and will, in such capacities, perform the duties and exercise the authority customarily performed and exercised by it in such roles. You agree that no other agents or co-agents will be appointed, no other titles will be awarded and no compensation (other than that expressly contemplated by the Term Sheet and the Fee Letter) will be paid in connection with the Credit Facilities unless you and we shall so agree.
We intend to syndicate the Credit Facilities to a group of financial institutions (the “Lenders”) identified by us in consultation with you. The Agent intends to commence syndication efforts promptly, and you agree to actively assist the Agent in completing a timely and orderly syndication satisfactory to it. Such assistance shall include (a) your using commercially reasonable efforts to ensure that the syndication efforts benefit materially from your existing lending relationships, (b) direct contact between senior management, representatives and advisors of the Borrower and the proposed Lenders, (c) assistance in the preparation of a Confidential Information Memorandum and other marketing materials to be used in connection with the syndication and (d) the hosting, with the Agent, of one or more meetings of prospective Lenders. You further acknowledge and agree to the disclosure by the Agent of information relating to the Credit Facilities to “Gold Sheets” and other similar bank trade publications, with such information to consist of deal terms and other information customarily found in such publications.
National City, in consultation with you, will manage all aspects of the syndication, including decisions as to the selection of institutions to be approached and when they will be approached, when their commitments will be accepted, which institutions will participate, naming rights, the allocations of the commitments among the Lenders and the amount and distribution of fees among the Lenders. To assist the Agent in its syndication efforts, you agree promptly to prepare and provide to the Agent all information, including all financial information and projections (the “Projections”), as we may reasonably request in connection with the arrangement, structuring and syndication of the Credit Facilities.
You hereby represent and covenant that (a) all information other than the Projections (the “Information”) that has been or will be made available to the Agent by you or any of your representatives is or will be, to your knowledge, when furnished, complete and correct in all material respects and, to your knowledge, does not or will not, when furnished, contain any untrue statement of a material fact or omit to state a material fact necessary in order to make the statements contained therein not materially misleading in light of the circumstances under which such statements are made, and (b) the Projections that have been or will be made available to the Agent by you or any of your representatives have been or will be prepared in good faith based upon reasonable assumptions. You agree that if at any time from the date hereof until the closing of the Credit Facilities (the “Closing”), the condition in the preceding sentence would not be satisfied, then you will supplement the Information and the Projections so that such condition would be satisfied. You understand that in arranging the Credit Facilities, including the syndication thereof, we may use and rely on the Information without independent verification thereof.
As consideration for the commitment of the Agent hereunder and the agreement of the Agent to perform the services described herein, you agree to pay, or to cause the Borrower to pay, to the Agent the fees set forth in the Term Sheet and in the Fee Letter.
National City shall be entitled, after consultation with you, until the earlier to occur of (i) the completion of a Successful Syndication (as defined below) and (ii) the date that is 60 days following the Closing, to change the structure, pricing, tranches or other terms of the Credit Facilities, or to require changes in the capital structure of the Borrower, at any time if the syndication of the Credit Facilities has not been completed and National City determines that such changes are advisable to insure a Successful Syndication; provided that (a) no interest rate margin under the Credit Facilities shall be increased by more than 125 basis points; provided, further, that in any case, all or any portion of such increase pursuant to this clause may be implemented by use of original issue discount (based on an assumed four-year average life for the Credit Facilities (e.g., 0.25% of yield equals 1.00% in original issue discount), (b) the total amount of the Credit Facilities will not be reduced (it being understood that National City may change the amount of the Revolving Credit and/or tranches of Term Loans (each as defined in the Term Sheet) and (c) no prepayment fee will be required to be paid in connection with a prepayment of revolving loans or amortizing term loans under the Credit Facilities. The commitment, undertakings and agreements of National City hereunder are subject to the agreements in this paragraph, which remain effective until the completion of a Successful Syndication (including, if applicable, after the Closing). You agree to cause the Borrower to enter into such amendments to the Loan Documentation and such additional documents as may be reasonably requested by National City to document any modification to the Credit Facilities permitted to be made pursuant to this paragraph. As used herein, “Successful Syndication” means that National City is holding no more than $20,000,000 of the aggregate amount of the Credit Facilities.
This Commitment Letter and the Term Sheet are intended to provide a brief description of the principal terms of the Credit Facilities. This Commitment Letter does not contain every provision imposing duties, burdens, and limitations on the Borrower and its subsidiaries that will be contained in the final documentation. Such additional terms are subject to negotiation, and failure by the Borrower and the Agent to reach agreement on such terms shall not be deemed a breach of the Commitment on the part of the Agent.
The commitment of the Agent hereunder and the agreement of the Agent to perform the services described herein are subject to (a) there not occurring or becoming known to us any material adverse condition or material adverse change in or affecting the business, operations, property, condition (financial or otherwise) or prospects of the Borrower and its subsidiaries, taken as a whole, (b) there not having occurred a change in financial, banking or capital market conditions that, in the Agent’s reasonable judgment, could materially impair, or has materially impaired, a Successful Syndication; (c) the completion of and our satisfaction in all respects with a legal, business, financial, and environmental due diligence investigation of the Borrower and its subsidiaries, (d) our satisfaction that prior to and during the arranging of the Credit Facilities there shall be no competing offering, placement or arrangement of any debt securities or bank financing by or on behalf of the Borrower or any affiliate thereof (except for the placement of subordinated notes in conjunction with the Acquisition), (e) the negotiation, execution and delivery of definitive documentation with respect to the Credit Facilities satisfactory to the Agent and its counsel; (f) a bank meeting shall have occurred a minimum of 30 days prior to the Closing; and (g) satisfaction of all the other conditions set forth in the Term Sheet and this Commitment Letter. The terms and conditions of the Commitment are not limited to those set forth herein and in the Term Sheet.
You agree (a) to indemnify and hold harmless National City, each of its affiliates and their officers, directors, employees, advisors, counsel, and agents (each, an “indemnified person”) from and against any and all losses, claims, damages and liabilities to which any such indemnified person may become subject arising out of or in connection with this Commitment Letter, the Credit Facility, the use of the proceeds thereof, the Transaction or any claim, litigation, investigation or proceeding relating to any of the foregoing, regardless of whether any indemnified person is a party thereto, and to reimburse each indemnified person upon demand for any legal or other expenses incurred in connection with investigating or defending any of the foregoing, provided that the foregoing indemnity will not, as to any indemnified person, apply to losses, claims, damages, liabilities or related expenses to the extent they arise from the willful misconduct or gross negligence of such indemnified person, and (b) to reimburse National City and its affiliates on demand for all reasonable out-of-pocket expenses (including due diligence expenses, syndication expenses, consultant’s fees and expenses, travel expenses, and fees, charges and disbursements of counsel) incurred in connection with the Credit Facilities and any related documentation (including this Commitment Letter, the Term Sheet, the Fee Letter and the definitive financing documentation) or the administration, amendment, modification or waiver thereof; provided that, if Closing does not occur prior to the expiration of the Commitment pursuant to the penultimate paragraph of this Commitment Letter (as the Commitment may be extended in the sole discretion of National City with your approval), you will only be required to (i) reimburse National City for fees, charges and disbursements of counsel, consultant’s fees and expenses in connection with a field examination and fees in connection with the use of Intralinks, in each case to the extent incurred by National City prior to such expiration, and (ii) pay to National City a portion of any breakage or similar fee that you receive if the Transaction is not consummated, to the extent required by the Fee Letter. No indemnified person shall be liable for any damages arising from the use by unauthorized persons of Information or other materials sent through electronic, telecommunications or other information transmission systems that are intercepted by such persons or for any special, indirect, or consequential damages in connection with the Credit Facilities.
This Commitment Letter shall not be assignable by you without the prior written consent of the Agent (and any purported assignment without such consent shall be null and void), is intended to be solely for the benefit of the parties hereto and is not intended to confer any benefits upon, or create any rights in favor of, any person or entity other than the parties hereto and the indemnified persons. This Commitment Letter may not be amended or waived except by an instrument in writing signed by you and the Agent. This Commitment Letter may be executed in any number of counterparts, each of which shall be an original, and all of which, when taken together, shall constitute one agreement. Delivery of an executed signature page of this Commitment Letter by facsimile transmission shall be as effective as delivery of a manually executed counterpart hereof. This Commitment Letter, the Term Sheet and the Fee Letter are the only agreements that have been entered into between us with respect to the Credit Facilities and set forth the entire understanding of the parties with respect thereto. This Commitment Letter shall be governed by, and construed in accordance with, the laws of the State of Illinois.
This Commitment Letter is delivered to you on the understanding that neither this Commitment Letter, the Term Sheet or the Fee Letter nor any of their terms or substance shall be disclosed, directly or indirectly, to any other person or entity except (a) to your officers and agents, the Board of Directors of Morton Industrial Group, Inc. and your advisors (excluding commercial lenders) who are directly involved in the consideration of the transactions contemplated by this Commitment Letter and (b) as may be compelled in a judicial or administrative proceeding or as otherwise required by law (in which case you agree to inform us promptly thereof). The reimbursement, indemnification and confidentiality provisions contained herein and in the Fee Letter shall remain in full force and effect regardless of whether definitive financing documentation shall be executed and delivered and notwithstanding the termination of this Commitment Letter or the Commitment.
If the foregoing correctly sets forth our agreement, please indicate your acceptance of the terms hereof and of the Term Sheet and the Fee Letter by returning to us executed counterparts hereof and of the Fee Letter not later than 5:00 p.m., Eastern Daylight Time, on March 24, 2006 (the “Expiration Time”). The Commitment and undertaking of the Agent herein will expire on the earliest to occur of: (i) the Expiration Time, if the Agent is not in receipt of executed counterparts hereof by such time; (ii) the execution of an alternative agreement to undertake, or the commencement by the Borrower or any affiliate of, the marketing of any alternative securities or bank financing wherein the Agent is not engaged as lead arranger; (iii) non-compliance in any material respect by the Borrower and its affiliates with any of the terms and conditions of this Commitment Letter, the Fee Letter or the Term Sheet; and (iv) September 30, 2006.
National City is pleased to have been given the opportunity to assist you in connection with this important financing.

Very truly yours, NATIONAL CITY BANK
By:	/s/ R H Michalik
	Name:	Richard H. Michalik
	Title:	Senior Vice President

By:	/s/ J Platek
	Name:	John Platek
	Title:	Director

Accepted and agreed to as of the date first written above by: BRAZOS PRIVATE EQUITY PARTNERS, LLC
By:	/s/ Patrick K. McGee
	Name:	Patrick K. McGee
	Title:	Authorized Officer

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